AGREEMENT


           Agreement effective 17 th day of August, 1999, is among and between iShopNoMarkup.com, Inc., having a place of business at 334 Main Street, Port Washington NY 11050 (Herein :iShop" or "Company") and Ian Noakes of DTL Resources, having a place of residence at 51 Goldhill Plaza #16-12 Singapore 3008900 (Herein "DTL")


           WHEREAS. iShop is in the process of developing an Internet Mall and requires assistance in developing it's concepts and Internet related projects, and

           WHEREAS, DTL is desirous of working with iShop to develop iShop's concepts and provides assistance to iShop and be responsible for certain aspects of iShop's duties and responsibilities as determined by the Board of Directors of iShop (BOD), and _"DTL" accepts such responsibilities as determined by the BOD of iShop.

           NOW THEREFORE, in consideration of mutual promises, covenants, undertakings, terms and conditions, and other good and valuable consideration, as contained herein, iShop and "DTL", (Herein "The Parties") agree as follows:

           1. "DTL" shall be responsible for duties and obligations assigned to "DTL" by he BOD, and

           2. "DTL" shall serve as President of International (Herein "IBD") of iShop, and advise the Board of Directors of iShop of the best approaches in executing the Company's plans, concepts and projects, and

           3. "DTL" shall coordinate his activities with other entities referred to "DTL" by the Company in developing the concepts of the Company, and executing the Company's plans, and

           4. iShop shall issue options to "DTL" to purchase 25,000 shares per Country developed and established with "iShop" representation. These shares are "iShop's" non-voting common stock excersisable at $0.50 per share.

           5. Once the company has been listed as an IPO in the USA a Directors fee will be negotiated between "DTL" and "iShop" or "Company".

           6. The Stocks issued to "DTL" are subject to whatever uniform restrictions as required by law. These are the same restrictions that the Officers of the Company are subject to.


           7. "DTL" shall keep all information about the Company and it's contacts, methods of operation and business concepts confidential, and shall not divulge this information to any other parties, without express written permission of the Company.

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           8.   "DTL" shall not engage in any projects that are similar or in competition with the company.

           9 Term- The Term of this Agreement shall commence on the first day above written and continue in force until one year after the Company goes public..

           10. This agreement may be replaced by incorporating similar provisions into the shareholder" agreement of a more complete agreement at a later date with consent of the Board of Directors and "DTL"

           11. The Company shall assist "DTL" with resources reasonably available to the Company at the discretion of the Board of Directors of the Company.

           12.  This Agreement is subject to New York Law.

           13. "DTL" shall not make any representations to any third parties on behalf of the Company without express approval and written permission of the Company.

           14. In case of non-fulfillment of duties all privileges granted under this Agreement are terminated, and any Stock issued in good faith and stock options are invalid immediately and shall be returned to the Company. In the event that "DTL" terminates this agreement without adequate reason the "DTL" is entitled to the full amount options issued up to and including that time..

           15. "DTL" agrees not to circumvent the Company in any way and not to assist or work with any and all competing companies and entities during or after the termination of this Agreement.

           16. Offices will be opened initially in Australia, Singapore and Hong Knog by "DTL" for "the Company".

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first day written above:


                     iShopNoMarkup.com, Inc.


                     By:X /S/ YOUSEF NEISSANI
                          -------------------------
                          Yousef Neissani - CEO



                     Name: IAN NOAKES
                           ---------------




                     X: /S/
                        ----------------------------